Exhibit 4(g)(5)
SUPPLEMENTAL INDENTURE
TO INDENTURE DATED AUGUST 16, 2005
     THIS SUPPLEMENTAL INDENTURE dated as of February 21, 2008, is delivered pursuant to Section 4.17 of the Indenture dated as of August 16, 2005 (as heretofore or hereafter modified and supplemented and in effect from time to time, the “2005 Indenture”) among LAMAR MEDIA CORP., a Delaware corporation, the Guarantors party thereto, and THE BANK OF NEW YORK TRUST COMPANY, N.A. as Trustee (the “Trustee”). All terms used herein without definition having the meanings ascribed to them in the 2005 Indenture.
     The undersigned hereby agrees that:
     1. The undersigned is a Guarantor under the 2005 Indenture with all of the rights and obligations of the Guarantors thereunder.
     2. The undersigned has granted, ratified and confirmed, in the form and substance of Exhibit B to the 2005 Indenture, the Guarantee provided for by Article 10 of the 2005 Indenture.
     3. The undersigned hereby represents and warrants that the representations and warranties set forth in the 2005 Indenture, to the extent relating to the undersigned as Guarantor, are correct on and as of the date hereof.
     4. All notices, requests and other communications provided for in the 2005 Indenture should be delivered to the undersigned at the following address:
Keith A. Istre
Executive Vice-President and
Chief Financial Officer
Lamar Media Corp. and its Subsidiaries
5551 Corporate Blvd., Ste. 2A
Baton Rouge, LA 70808
     5. A counterpart of this Supplemental Indenture may be attached to any counterpart of the 2005 Indenture.
     6. This Supplemental Indenture shall be governed by and construed in accordance with the internal laws of the State of New York.

     IN WITNESS WHEREOF, the undersigned have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

Guarantor: Hoosier Outdoor Advertising Corporation, an Indiana corporation
By:	/s/ Sean E. Reilly
Sean E. Reilly, President

Attest:

By:	/s/ James R. McIlwain
James R. McIlwain, Secretary
Accepted:
THE BANK OF NEW YORK TRUST
COMPANY, N.A., as Trustee

By:	/s/ Christie Leppert
Title: Assistant Vice President

SCHEDULE OF ADDITIONAL SUBSIDIARY GUARANTORS

Guarantor	Date of Agreement

Hoosier Outdoor Advertising Corporation	February 21, 2008
Vista Media Group, Inc.	May 16, 2008
Seaboard Outdoor Advertising Co., Inc.	May 16, 2008
Sale Point Posters, Inc.	May 16, 2008

3